CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 15, 2014

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 15, 2014, we received a notice from the NYSE MKT Staff indicating that the Company is below certain of the continued listing standards of the NYSE MKT (the “Exchange”) as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide, due to the delay in filing its Annual Report on Form 10-K for fiscal year ended June 30, 2014 (the “2014 Form 10-K”) beyond the extended filing due date of October 14, 2014. Currently the Company is working diligently with the auditor to finish the audit and complete the 2014 10-K, and expect to file the 2014 Form 10-K by October 29, 2014.

Furthermore, on October 21, 2014, we received another notice from the Exchange regarding our non-compliance with Section 803(B)(2)(a)(iii) of the NYSE MKT Company Guide indicating that the Company has failed to maintain at least one member of the Audit Committee who is financially sophisticated, due to the resignation of Mr. Bo Tan, who served as the Company's Independent Director and Chairman of Audit, Compensation and Nominating Committees until September 30, 2014. The Company is currently actively seeking candidates who are financially sophisticated to replace Mr. Tan to serve as Independent Director and Chairman of Audit, Compensation and Nominating Committees.

On October 21, 2014, we issued a press release regarding the receipt of the two notices of delinquency from the NYSE MKT. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Guoqing Jiang Title: Chief Executive Officer, Chairman

Dated: October 21, 2014

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